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                                                                      Exhibit 21

               LIST OF SUBSIDIARIES OF OPEN PLAN SYSTEMS, INC.
                             AS OF APRIL 12, 2002

      Subsidiaries                                  Place of Incorporation
      ------------                                  ----------------------

Open Plan Systems, S. de R.L. de C.V.                        Mexico

Open Plan Servicios, S. de R.L. de C.V.                      Mexico